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                   SECOND AMENDMENT TO AMENDED AND RESTATED
                   SECURED ADVANCE FACILITY LOAN AGREEMENT

   This SECOND AMENDMENT TO THE AMENDED AND RESTATED SECURED ADVANCE FACILITY LOAN AGREEMENT (the "Second Amendment") is entered into as of this 29th day of February, 1996 (the "Second Amendment Date") by and between XYVISION, INC., a Delaware corporation with its principal office at 101 Edgewater Drive, Wakefield, Massachusetts (the "Borrower"), and Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t August 11, 1986, with an address of 233 South Beverly Drive, Beverly Hills, California (the "Lender").

   WHEREAS, the Borrower and the Lender are parties to an Amended and Restated Secured Advance Facility Loan Agreement dated September 28, 1993, as amended by the First Amendment thereto dated December 3, 1993 (the "Agreement");

   WHEREAS, the Borrower and the Lender desire to amend the Agreement to provide for, among other things, (i) an increase in the loan amount to $4,000,000, (ii) an extension of the date on which Liabilities become due and payable to December 31, 1997 and (iii) the issuance of additional warrants for Common Stock to the Lender; and

   WHEREAS, the parties hereto wish to amend the Agreement as hereinafter set forth:

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, and with the specific intent to be bound hereby, the Borrower and the Lender hereby agree, and hereby agree to amend the Agreement, as follows:
1. Definitions. Each term in this Second Amendment not otherwise defined herein shall be deemed to have the same meaning ascribed to that term in the Agreement.
2. Borrowing Limit. Section 1.7 is hereby amended to delete the reference to fifty percent (50%) and insert in its place sixty-five percent (65%). A corresponding change is hereby made in the form of Borrowing Limit and Compliance Certificate attached to the Agreement as Exhibit 2.5.
3. Loan Account. Section 1.18 of the Agreement is hereby deleted in its entirety and the following sentence is inserted in its place:
"The account with Goldman, Sachs & Co. at 333 South Grand Avenue, Suite 1900, Los Angeles, California 90071 established by the Lender into which the Lender shall deposit a total of $4,000,000.00 in cash, to be held until advanced to the Borrower under this Agreement or until the Lender is no longer obligated to make loans under this Agreement."
4. Maximum Loan Amount. Section 1.19 of the Agreement is hereby deleted in its entirety and the following sentence is inserted in its place:
"The lesser of (i) the Borrowing Limit or (ii) Four Million Dollars
($4,000,000)."
5. Permitted Indebtedness. Section 1.23 is hereby amended to delete the reference to Schedule 1.23 and insert in its place Amended Schedule 1.23, a copy of which is attached hereto.
6. Secured Promissory Note. Section 1.25 of the Agreement is hereby deleted in its entirety and the following sentence is inserted in its place:
"The amended and restated secured promissory note in the amount of Four Million Dollars ($4,000,000) executed by the Borrower and delivered to the Lender on the Second Amendment Date."
7. Security Agreement. Section 1.26 of the Agreement is hereby amended to delete the reference to Exhibit 4.1 and insert in its place Second Amended
Exhibit 4.1, a copy of which is attached hereto.
8. Loan Account. The first sentence of Section 2.3 of the Agreement is hereby deleted in its entirety and the following sentence is inserted in its place:
"The Lender shall deposit an additional $1,000,000 in the Loan Account on the Second Amendment

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Date (for a total of $4,000,000), and shall make all Advances under the
Agreement from such Loan Account as set forth herein."
9. Scheduled Principal Payment. Section 3.1 of the Agreement is hereby amended to change "June 30, 1995", as it appears in the third line thereof, to "December 31, 1997."
10. Warrants. Section 3.5 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:
"As further consideration for the Loan, the Borrower shall issue to the Lender the following Warrants, each for the purchase of the following number of shares of Common Stock of the Borrower, upon the following dates and at the following purchase prices:

                   ISSUE DATE      NUMBER OF SHARES PRICE PER SHARE
Warrant #1    September 28, 1993  100,000         $.09 per share
Warrant #2    September 28, 1993  100,000         $.09 per share
Warrant #3    September 28, 1993  100,000         $.09 per share
Warrant #4    March 31, 1993      100,000         $.09 per share
Warrant #5    June 30, 1993       100,000         $.11 per share
Warrant #6    Amendment Date      300,000         $.09 per share
Warrant #7    September 30, 1993  125,000         The lesser of fair market value or $1.00 per share
Warrant #8    December 31, 1993   200,000         The lesser of fair market value or $1.00 per share
Warrant #9    March 31, 1994      200,000         The lesser of fair market value or $1.00 per share
Warrant #10   June 30, 1994       200,000         The lesser of fair market value or $1.00 per share
Warrant #11   September 30, 1994  200,000         The lesser of fair market value or $1.00 per share
Warrant #12   December 31, 1994   200,000         The lesser of fair market value or $1.00 per share
Warrant #13   March 31, 1995      200,000         The lesser of fair market value or $1.00 per share
Warrant #14   June 30, 1995       200,000         The lesser of fair market value or $1.00 per share
Warrant #15   September 30, 1995 200,000*         The lesser of fair market value or $1.00 per share
Warrant #16   December 31, 1995  200,000*         The lesser of fair market value or $1.00 per share
Warrant #17   March 31, 1996     200,000*         The lesser of fair market value or $1.00 per share
Warrant #18   June 30, 1996      200,000*         The lesser of fair market value or $1.00 per share
Warrant #19   September 30, 1996 200,000*         The lesser of fair market value of $1.00 per share
Warrant #20   December 31, 1996  200,000*         Fair market value
Warrant #21   March 31, 1997     200,000*         Fair market value
Warrant #22   June 30, 1997      200,000*         Fair market value
Warrant #23   September 30, 1997 200,000*         Fair market value
Warrant #24   December 31, 1997  200,000*         Fair market value

* The number of shares subject to such Warrant shall be 325,000 shares (rather than 200,000 shares)
 in the event that the maximum amount of outstanding Advances on one or more days during the quarter ending on the issue date of such Warrant exceeds $3,000,000.

   Each Warrant shall be exercisable within a term of five years from the date of issuance; provided, however, that at the time the Borrower fully pays the amounts outstanding under this Agreement and the Secured Promissory Note and terminates the Lender's obligation to lend hereunder, any Warrants not yet issued shall not be issued and the obligation to issue such Warrants shall terminate and be null and void. Warrant Nos. 1, 2 and 3 shall be substantially in the form attached to the Agreement as Exhibit 3.5(A). Warrant No. 6 shall be substantially in the form attached to the Agreement as
Exhibit 3.5(B). Warrant Nos. 7-24 shall be substantially in the form attached to the Agreement as Exhibit 3.5(C) except that the number of shares referred to therein shall be changed to the number indicated above with respect to Warrant Nos. 8-24.
11. Additional Facility Fee. Upon the execution of this Amendment, and as inducement for the Lender to enter into this Amendment, the Borrower shall issue to the Lender a Warrant for the purchase of 200,000 shares of Common Stock of the Borrower, at a purchase price equal to the fair market value of the Common Stock of the Borrower as of the date of execution of this Amendment. Such

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Warrant shall be exercisable within a term of five years from the date of issuance, and shall be substantially in the form attached to the Agreement as
Exhibit 3.5(C) (except that the number of shares referred to therein shall be changed to 200,000).
12. Secured Promissory Note. Section 7.1 is hereby amended to delete the reference to Amended Exhibit 7.1(A) and insert in its place Second Amended
Exhibit 7.1(A), a copy of which is attached hereto.
13. No Default. Section 9.4 is hereby amended to delete the reference to
Schedule 9.4 and insert in its place Amended Schedule 9.4, a copy of which is attached hereto.
14. Patents, Copyrights, etc. The first sentence of Section 9.11 is hereby amended to delete the reference to Amended Schedule 9.12 and insert in its place Second Amended
Schedule 9.12, a copy of which is attached hereto.
15. Dividends. Section 11.1 of the Agreement is hereby deleted in its entirety and the following sentence is inserted in its place:
"The Borrower will pay no dividends either in cash or kind on any class of its capital stock nor make any distribution (other than in kind) on account of its stock, nor redeem, repurchase or otherwise acquire directly or indirectly any of its stock; provided that the Borrower shall be entitled to pay, to the extent permitted by the applicable provisions of the Delaware General Corporation Law, the dividends to which the holders of the outstanding shares of Series B Preferred Stock are entitled in accordance with the terms of the Borrower's Certificate of Incorporation, as amended to date."
16. Financial Covenant. Section 11.10 is hereby amended to delete the reference to "twice" and insert in its place "1.538 times".
17. Notices. Section 14.1 is hereby deleted in its entirety and the following is inserted in its place:
Except as expressly provided herein, all notices required or permitted to be given hereunder shall be in writing and sent certified mail as follows:
(a)  To the Lender:
Tudor Trust
450 N. Roxbury Drive, 4th Floor
Beverly Hills, California 90210
with a copy to:
Robert L. Birnbaum, Esq.
Foley, Hoag & Eliot
One Post Office Square
Boston, Massachusetts 02110
(b)  To the Borrower:
Xyvision, Inc.
101 Edgewater Drive
Wakefield, Massachusetts 01880
with a copy to:
Patrick J. Rondeau, Esq.
Hale and Dorr
60 State Street
Boston, Massachusetts 02109
18. The changes effected by this Amendment shall be deemed to take effect as of the close of business on June 30, 1995.

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19. Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.
Witnessed: XYVISION, INC.
/s/ Nancy MooreBy: /s/ Thomas H. Conway
Jeffrey Neuman as trustee of
the Tudor Trust u/d/t
August 11, 1986 and not individually

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